Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

Contact Information:	Rebecca Mack
ESS Technology, Inc.	Bergman Mack & Associates
Investor Relations	(949) 981-4496
(510) 492-1161	rebecca@bergmanmack.com
ESS Technology Reports
Third Quarter 2006 Results
     FREMONT, Calif., October 27, 2006—ESS Technology (Nasdaq:ESST) today reported net revenues for the third quarter of 2006 of $23.2 million compared to $48.6 million for the same period last year and compared to $29.1 million in the second quarter of 2006. GAAP net loss for the third quarter of 2006 was $4.4 million, or ($0.11) per diluted share, compared to a third quarter 2005 GAAP net loss of $11.1 million, or ($0.28) per diluted share. For the second quarter of 2006, GAAP net loss was $15.2 million, or ($0.39) per diluted share.
     Non-GAAP net loss for the third quarter of 2006 was $18.4 million, or ($0.47) per diluted share, compared to a third quarter 2005 non-GAAP net loss of $10.5 million, or ($0.26) per diluted share. For the second quarter of 2006, non-GAAP net loss was $13.8 million, or ($0.35) per diluted share. Excluded from the non-GAAP results for the third quarter was a release of tax reserves into the company’s provision for income taxes in the amount of $14.9 million, and stock option expenses under FAS 123(R) of $0.9 million. The non-GAAP results for the second quarter excluded stock option expenses under FAS 123(R) of $1.2 million. There were no stock option expenses in the third quarter of 2005. The GAAP and non-GAAP financial results for the third quarter of 2005 also included $5 million in royalty payments from MediaTek. The royalty payments were part of a copyright infringement settlement, which were received by ESS through the fourth quarter of 2005.

ESS Reports Third Quarter 2006 Results

     Robert Blair, president and CEO of ESS Technology, commented, “On September 18, 2006 we announced that we have decided to change our core business strategy and reorganize our operations. This transition is currently underway, and for the next couple of quarters our financial results of operations will also be in a state of flux. To improve our current situation, we are evaluating several alternatives to maximize the value of our standard definition DVD business, our BluRay DVD technology, and our camera phone sensor business. While talks with potential business partners continue for all businesses, they are not yet at a stage where we can disclose any details of the discussions.”
     Mr. Blair continued, “Third quarter revenue came in at the high end of our revised estimate, but our gross margins and EPS were impacted by inventory reserves related to our decision announced on September 18, 2006. These reserves were approximately $6.9 million. Without these expenses, our gross margin would have been 12%, at the high end of our original third quarter guidance.”
     “We ended the third quarter with approximately $43 million in cash and short-term investments, compared with $67 million at the end of the June quarter. The combination of building inventory for the hot season and then not having the hot season materialize for ESS caused us to use more cash this quarter than expected. However, we anticipate that our cash reserves will remain very near the current levels in the coming quarter as we convert this inventory into sales and cash, combined with a continued reduction of expenses. Going forward, we expect to spin off several of our businesses over the next couple of quarters and with those spin-offs, we expect to reduce operating expenses significantly,” Mr. Blair stated.
     “Our goal is to transition ESS into more stable and profitable products and markets by entering higher-margin digital audio and analog businesses that utilize our existing technology and resources. We believe this will take several quarters, perhaps longer, but we have every expectation that we will once again become a profitable company with solid long-term growth prospects.” Mr. Blair concluded.
Fourth Quarter 2006 Guidance
     The forward-looking statements in this press release are based on current expectations. Any expectations based on these forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Continuing uncertainty in global economic

ESS Reports Third Quarter 2006 Results

conditions, a very aggressive competitive environment and rapid shifts in consumer preferences make it particularly difficult to predict product demand and other related matters. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
     For the fourth quarter, we are projecting revenues of $17-20 million, a decrease of approximately 13-26% compared to the third quarter, with non-GAAP gross margins in the 10-15% range. We expect R&D expenses of 45-50% of revenues and SG&A expenses of 29-33% of revenues, and additional stock option expenses under FAS 123(R) totaling approximately 3%-4% of revenue. Overall, we expect GAAP net loss per diluted share of ($0.29) — ($0.34) and non-GAAP net loss per diluted share of ($0.27) — ($0.32). Non-GAAP net loss excludes stock option expenses related to FAS 123(R) rules and related tax effects.
Earnings Conference Call
     As previously announced, ESS Technology, Inc. has scheduled a conference call beginning 2:00 p.m. PDT / 5:00 p.m. EDT, October 27, 2006, to discuss its third quarter 2006 results. Investors are invited to listen to a live webcast of the conference call at http://www.prnewswire.com/ (Search: ESST). A replay of the webcast will also be available at http://www.prnewswire.com/ (Search: ESST) or by telephone at (800) 642-1687 (U.S./Canada) / (706) 645-9291 (International), Reservation #8530891, beginning at 6:00 p.m. PDT / 9:00 p.m. EDT, October 27, 2006.
About ESS Technology
     ESS Technology, Inc. designs and markets high-performance digital video processor and imaging sensor semiconductors for the consumer digital entertainment, camera phone and digital home markets. ESS products include highly integrated chips for DVD players, DVD recorders, VCD players, digital media players, digital audio systems, and camera-enabled cellular phones.
     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the Nasdaq National Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.
(ATTACHMENTS: Condensed Consolidated Summary Financial Statements)

ESS Reports Third Quarter 2006 Results

The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, changes in ESS’ business strategies, the timely availability and acceptance of ESS’ products, the impact of competitive products and pricing, the possible reduction of consumer spending occasioned by general economic conditions, continued growth in demand for consumer electronics products, the uncertainty of the outcome of any litigation proceedings, and the other risks detailed from time to time in the SEC reports of ESS, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference. Examples of forward-looking statements include statements regarding ESS’ product and strategic positions, future financial results, specifically statements regarding results of changes in ESS’ business strategies, operating results, product developments, projected costs, projected gross margins, projected profitability, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “will”, “expect”, “anticipate”, “believe”, “continue”, “plan”, “should”, other comparable terminology or the negative of these terms. Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.
# # #

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$31,902	$68,630
Short-term investments	10,970	31,092
Accounts and other receivables, net	17,428	20,785
Inventories	16,732	12,477
Prepaid expenses and other assets	2,307	4,241

Total current assets	79,339	137,225

Property, plant and equipment, net	18,190	21,133
Intangible assets, net	—	795
Investments and other assets	12,116	12,688

Total assets	$109,645	$171,841

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$23,820	$35,916
Income taxes payable and deferred income taxes	24,385	42,591

Total current liabilities	48,205	78,507

Shareholders’ Equity:
Common stock	179,587	177,545
Accumulated other comprehensive income	11	286
Accumulated deficit	(118,158)	(84,497)

Total shareholders’ equity	61,440	93,334

Total liabilities and shareholders’ equity	$109,645	$171,841

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Net revenues	$23,194	$48,588	$79,146	$137,842
Cost of revenues	27,219	43,047	80,095	132,248

Gross profit (loss)	(4,025)	5,541	(949)	5,594

Operating expenses:
Research and development	8,691	8,738	28,229	25,334
Selling, general and administrative	7,567	8,456	22,612	27,161

Operating loss	(20,283)	(11,653)	(51,790)	(46,901)
Non-operating income, net	505	451	1,863	1,146

Loss before income taxes	(19,778)	(11,202)	(49,927)	(45,755)
Provision for (benefit from) income taxes	(15,411)	(106)	(16,265)	974

Net loss	$(4,367)	$(11,096)	$(33,662)	$(46,729)

Net loss per share
Basic	$(0.11)	$(0.28)	$(0.86)	$(1.18)

Diluted	$(0.11)	$(0.28)	$(0.86)	$(1.18)

Shares used in per share calculation
Basic	39,177	39,806	39,150	39,762

Diluted	39,177	39,806	39,150	39,762

Non-GAAP Measures
     To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we use non-GAAP measures of net loss and loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.
     Non-GAAP Net Loss. Non-GAAP net loss calculates the after-tax impact of amortization of intangible assets, stock option expenses under FAS 123(R), and release of income taxes payable. Management believes that the non-GAAP net loss measure is useful information to investors because it provides our investors with a means to conduct a meaningful, consistent comparison to our prior periods’ results and to our investors’ expectations for GAAP net loss. Given the significant effect of the non-GAAP adjustments, we believe that non-GAAP net loss is a useful means to demonstrate the sustainability of our performance in a manner not affected by unusual events and charges required by GAAP accounting. We use non-GAAP net loss to conduct and evaluate our business. It is the primary means for us to assess on-going operating performance and to set future operating performance expectations. The economic substance behind our decision to use non-GAAP net loss is that the adjustments to net loss, which did not reflect the on-going sustainability of performance, had the effect of reducing net loss by approximately $(14.0) million and $0.6 million for the three months ended September 30, 2006 and 2005, respectively. Despite the importance of this measure to management in goal-setting and performance measurement, we stress that non-GAAP net loss is a non-GAAP financial measure that has no standardized meaning defined by GAAP and, therefore, has limits in its usefulness to investors. Because of its non-standardized definitions, non-GAAP net loss (unlike GAAP net loss) may not be comparable with the calculation of similar measures of other companies. Non-GAAP net loss is presented solely to enable investors to more fully understand how management assesses the performance of our company. We compensate for these limitations by providing full disclosure of the net loss on a basis prepared in conformance with GAAP to enable investors to consider net loss determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate.
     Non-GAAP Net Loss Per Share. Non-GAAP net loss per share calculates the after-tax impact of amortization of intangible assets, stock option expenses under FAS 123(R), and release of income taxes payable. Management believes that the non-GAAP net loss per share measure is useful information to investors because it provides a basis for investors to compare the performance of our operations to prior periods’ results and to their expectations for performance. It also provides a useful means for investors to evaluate the profitability and sustainability of on-going operations. Given the market’s focus on earnings per share and adjusted earnings per share measures, by providing an adjusted earnings per share measurement and showing the components thereof, we seek to eliminate confusion in the marketplace and to provide a consistent means for evaluation of performance. We use non-GAAP net loss per share to conduct and evaluate our business by comparing the measure to prior periods using a consistent method of calculation. We review non-GAAP net loss per share as a primary indicator of the profitability and sustainability of the underlying business, and we use the measure to compare performance to the objectives identified for the business during our budget process. Our budget process includes only revenue and expenses relating to the on-going business operations, in an effort to better manage the on-going operations in a meaningful manner. The economic substance behind our decision to use non-GAAP net loss per share is that without it, the significance of the adjustments during these periods may make it difficult for an investor to assess the on-going performance of the operations of our business. A material limitation associated with the use of this measure as compared to the GAAP measure of net loss per share is that it is a non-GAAP measure which is adjusted for the amortization of intangible assets, stock option expenses under FAS 123(R), and release of income taxes payable, and, as such, has no standardized measurement prescribed by GAAP and accordingly has limits in its usefulness to investors. Non-GAAP net loss per share may not be comparable with the calculation of non-GAAP earnings per share for other companies. We compensate for these limitations when using non-GAAP net loss per share by providing full disclosure of the earnings (loss) per share measurement on GAAP basis in the financial statements and related commentary in our quarterly release which investors can use to appropriately consider earnings (loss) per share determined under GAAP as well as on an adjusted basis.

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(unaudited)
(in thousands)

	Three months ended
	September 30,	September 30,	June 30,
	2006	2005	2006
Net loss — GAAP basis	$(4,367)	$(11,096)	$(15,224)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	—	699	230
Selling, general and administrative expense	—	309	115
Stock-based compensation
Cost of revenues	46	—	57
Research and development	444	—	544
Selling, general and administrative expense	405	—	570

Tax effects	—	(409)	(121)
Release of tax payable	(14,933)	—	—

Net loss — Non-GAAP	$(18,405)	$(10,497)	$(13,829)

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET LOSS PER SHARE TO NON-GAAP NET LOSS PER SHARE
(unaudited)
(in dollars)

	Three months ended
	September 30,	September 30,	June 30,
	2006	2005	2006
Basic and Diluted:
GAAP basic net loss per share	$(0.11)	$(0.28)	$(0.39)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	—	0.02	0.01
Selling, general and administrative expense	—	0.01	—
Stock-based compensation
Cost of revenues	—	—	—
Research and development	0.01	—	0.01
Selling, general and administrative expense	0.01	—	0.02
Tax effects	—	(0.01)	—
Release of tax payable	(0.38)	—	—

Non-GAAP basic net loss per share	$(0.47)	$(0.26)	$(0.35)